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EQUUS TOTAL RETURN TAKES ACTION TO PROTECT INVESTMENT IN SUBSIDIARY FOUNDED BY PAULA DOUGLASS

Cites Poor Performance of Equus Media Development

Company Under Douglass

HOUSTON, TX - April 28, 2010 - Equus Total Return, Inc. (NYSE: EQS) ("Equus" or the "Fund") today announced that it has taken action to protect its investment in Equus Media Development Company, LLC ("EMDC"), a wholly-owned subsidiary of the Fund, by taking control of EMDC's bank accounts. These accounts currently hold approximately $2 million.

Originated by Paula Douglass in January 2007 with a $5 million investment by the Fund, EMDC has a development financing agreement with Kopelson Entertainment for the purchase of creative material, including motion picture scripts. The exclusive arrangement with Kopelson Entertainment ended in 2008 and the financing agreement with them will conclude at the end of 2011.

Paula Douglass served as the President and Chief Executive Officer of EMDC from EMDC's formation in 2007 until April 2010, when she was terminated by the Fund. During that time, EMDC acquired nine movie scripts for $3 million. The Fund has launched a thorough investigation into the viability of the remaining scripts.

"The performance of EMDC under Paula Douglass' leadership was unacceptable," said Richard Bergner, Chairman of the Fund. "Before being removed as an officer of the Fund, Ms. Douglass was responsible for EMDC's operations. Only two of the projects EMDC invested in during Ms. Douglass' tenure generated revenue and some of the scripts are inactive at this time. The Fund is currently taking action to maximize Equus' remaining investment in EMDC."

Paula Douglass, along with her husband Sam Douglass (the founder of the Fund and an officer or director of Equus since its inception), are a part of a group that recently launched a costly and disruptive proxy contest to gain control of Equus' Board. Equus believes that the Douglasses' motivations in launching the proxy contest are self-serving and not in the best interest of shareholders. Equus urges all shareholders to vote their WHITE proxy card today.

About Equus
The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund's website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this letter does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.

Important Information

The Fund filed a definitive proxy statement concerning the 2010 Annual Meeting of Stockholders with the United States Securities and Exchange Commission ("SEC") on April 12, 2010. The Fund has also filed other relevant documents with the SEC. The Fund advises stockholders to read the definitive proxy statement, as well as the other relevant documents filed with the SEC, because they contain important information about the election of directors and any other matters to be presented at the 2010 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and the other documents the Fund files with the SEC at the SEC's website at www.sec.gov. They may also access a copy of the Fund's definitive proxy statement by accessing www.equuscap.com. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting Georgeson Inc. by telephone toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or by email at equus@georgeson.com.

The Fund, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants' direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement referred to above.